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                                                                  Exhibit 23


                   Letterhead of Kenny S&P Evaluation Services
                      (a division of J.J. Kenny Co., Inc.)

                                February 28, 2003


Prudential Investment Management Services LLC
100 Mulberry Street
Gateway Center Three
Newark, New Jersey 07102

                           Re:      National Municipal Trust
                                    Post-Effective Amendment No. 4
                                    Series 193____________________

Gentlemen:

   We have examined the post-effective Amendment to the Registration Statement File No. 333-63963 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

   In  addition,   we  hereby  confirm  that  the  ratings  indicated  in  the
Registration Statement for the respective bonds comprising the trust portfolio are the ratings indicated in our KENNYBASE database as of the date of the Evaluation Report.

   You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


                                                   Sincerely,

                                                   Frank A. Ciccotto
                                                   Frank A. Ciccotto
                                                   Vice President